Press Release

SOURCE: Coachmen Industries, Inc.

Coachmen's New Models Win Rave Reviews

Aggressive Launch of 50% New Products Generates Excitement and Sales.

MIDDLEBURY, Ind., Aug. 24 /PRNewswire/ -- Following months of extensive planning and development, Coachmen Recreational Vehicle Company unveiled its 2002 line of products during its recent dealer seminar in Las Vegas. Over 50 percent of the innovative products showcased were new. Included in the new offerings are four lines of diesel motor homes, a new ultra-light towable line, two new fifth wheel series and an exciting "thematic" line of travel trailers and fifth wheels at an economical price point.
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With a record number of dealers in attendance, their enthusiastic response to the 2002 offerings translated into over $80 million in orders for Coachmen's full line of recreational vehicle products. Based on the strength of orders received, Coachmen RV is increasing production rates in nearly all of its production facilities.

"Based on input actively solicited from our dealers and retail owners, we have redefined our products' focus. Our brand management strategy majors in the majors and involves specific goals and objectives for each of our model line offerings, with defined targeted market segments," commented Michael R. Terlep, President of Coachmen RV Company. "We are focused on the largest market segments, which are our forte, and leading the markets in which we participate. Based on our dealers' enthusiastic response to our 2002 product line, both during and after the dealer seminar, we believe that our new brand strategy will result in increased market share."

This optimism is supported by comments from several established Coachmen dealers. Lee Pickard, President of Midstate RV Center, Byron, GA, Coachmen's highest volume retailer, said, "The entire product line has been repositioned to target specific markets and give dealers the products that appeal to the broadest segments of a changing marketplace." An exclusive Coachmen RV dealer, Pickard is very familiar with the Coachmen line-up. "Because of the enhancements, innovations and abundance of new products this year, we are projecting to increase our new sales of Coachmen RV products by over 40%." Pickard added.

Randy Howard, General Manager and President of Howard RV Supercenter in St. Louis, Missouri, agreed. "The seminar was truly phenomenal in terms of new product offerings. Coachmen presented the largest array of totally new products I've ever seen at one time in one venue -- it was impressive." Howard has recently converted its dealership brand strategy to an exclusive Coachmen RV retailer.


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Commenting on the seminar, Coachmen Industries Chairman and CEO Claire C.
Skinner said, "Within our important RV Segment, as a company we must gain market share and improve profitability, in spite of the current softness in the RV market as a whole. We are confident that the aggressive actions implemented by Coachmen RV Company should lead to achievement of both goals, because each are served by having the right products, at the right time, at the right price."

Terlep added, "We've suspended production and discontinued models or entire lines that were not contributing to sales growth and profitability. This, in turn, has allowed us to focus our efforts on the market segments that offer the greatest growth opportunity in volume and market share for both Coachmen RV Company and Coachmen RV dealers."

The rear diesel motor home segment was one of the categories to receive tremendous focus, with the introduction of four strategically positioned rear diesel motorhome lines that target specific markets through an array of amenities, chassis features and price ranges. "The rear diesel segment of the motorhome market has grown by over 200% over the last five years. Coachmen is now firmly positioned not only to compete but to aggressively gain share in this growing market segment," Terlep added.

The Sportscoach(R) Legend(TM), Sportscoach Classic(TM), Cross Country Elite(TM) and Cross Country(R) are all new for the 2002 model year and each model line addresses a specific portion of the rear diesel motorhome market.

"In the past, the Sportscoach name represented one of the top line motorhomes in the industry," Howard said, adding, "The Sportscoach Legend lives up to the famous Sportscoach name -- it truly is a rebirth of a classic motorhome." The Sportscoach Legend's suggested retail price starts at approximately $185,000 and the Sportscoach Classic at approximately $174,000.

Pickard commented, "Coachmen has hit the amenities and price point perfectly with the Cross Country -- it's the right product for the $100,000 entry level diesel market."

The important non-motorized product categories also received very favorable attention. Four all-new towable product lines included the Captiva(TM) Ultra Lite travel trailers and fifth wheels, the Chaparral(TM) fifth wheels, the Somerset(TM) fifth wheels, and the Oasis travel trailers and fifth wheels. All earned loud applause from dealers.

The Captiva is a dynamic new product designed to appeal to the light truck, mini-van or sport utility vehicle owner. Available in lengths ranging from 19' to 30' (with most models featuring slide outs), it boasts full aluminum construction, laminated floors and walls, crowned aluminum framed roofs, ducted air conditioning and a rugged Norco frame. "The Captiva's pre- engineered sectional frame is fastened with the same 'huck' fasteners being used today in the construction of the Hummer vehicle," Terlep explained. "This frame is strong, lightweight and modular."

Tom Dewalt, Vice President of Dewalt's RV in Easton, Pennsylvania and a Coachmen dealer for 35 years, is excited. "Captiva is going to be a strong product for us this year. It looks good and boasts a great weight position. We've already retailed quite a few of these models that come in at 4,300 pounds well equipped. The Captivas can be towed by a medium-sized sport utility vehicle."

The all-new Chaparral fifth wheel is fully laminated with aluminum cage construction and features ducted air conditioning and beautiful decors and interiors. The Chaparral(TM) also offers an optional front ABS cap. With models ranging from 27-feet to 30-feet, suggested retail prices start at approximately $21,000.

Boasting the best of the best in high value features, the Somerset(TM) is another all-new model line. Some of this fifth wheel's available features include flush floor slide outs, hardwood cabinet doors and drawer fronts, wood edge color coordinated counter tops, day/night shades, E-Z lube hub axles, adjustable spring hangers, radius compartment doors, exterior flood light, fold away grab handle at the entrance door, a bookshelf stereo system and a convenience package that includes a rechargeable flashlight, rechargeable hand held wet/dry vacuum, water purifier, door bell, paper towel holder, clothes hamper and a Thermos(TM) portable gas grill. "The Somerset is positioned, featured and priced to take the mid- to mid-high priced fifth wheel market segment by storm," Terlep said. Available in seven floorplans, the Somerset's suggested retail price starts at approximately $29,800.

"The Somerset is just flying off of the lot!" exclaims Dewalt. "It's the most competitive fifth-wheel we've had in a long time. The interior is one people are 'ooing' and 'aahing' over."


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While there's so much that's new, it's important for dealers and customers alike to remember the enduring value of Coachmen products and the Coachmen name. Coachmen is one of the most popular names on the road. For 37 years, Coachmen RV's have helped millions of Americans enjoy the lifestyle that combines a love and respect of travel and the outdoors with a strong sense of family values.

As Chairman and CEO Claire C. Skinner summarized in her remarks to the dealers, "During the 1990s, the RV industry as a whole grew by a strong 113%. At the same time, Coachmen outpaced the competition with growth of an amazingly powerful 174%. We did this by design, not accident. The Coachmen team is excited about the future, because we are again planning for continued growth, by design. We will do this through our demonstrated ability to exceed consumers' expectations regarding quality, value and performance."

Coachmen RV Company markets travel trailers, fifth wheel trailers, class A and class C motorhomes. A subsidiary of Elkhart, Indiana-based Coachmen Industries, Coachmen RV Company was founded in 1964 in Middlebury, Indiana where its headquarters and largest manufacturing facility are located. Manufacturing sites are also located in Goshen, Indiana and Fitzgerald, Georgia. WALT DISNEY WORLD(R) Resort has designated Coachmen as the official recreational vehicle of Disney's Fort Wilderness Resort and Campground and Disney's Wide World of Sports(TM) complex in Florida.

Coachmen Industries, Inc. (NYSE: COA - news) is one of the nation's leading manufacturers of recreational vehicles with well-known names including Coachmen RV, Shasta, Viking and Georgie Boy. Coachmen Industries is also the largest modular home producer in the nation with its All American Homes and Mod-U-Kraf subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Coachmen is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to the potential fluctuations in the Company's operating results, the functioning of the Company's enterprise-wide information technology system, the availability and pricing of gasoline, the Company's dependence on chassis suppliers, interest rates, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of economic uncertainty on high-cost discretionary product purchases and other risks identified in the Company's SEC filings.

SOURCE: Coachmen Industries, Inc.